Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference into the Registration Statement on Form F-3, File No. 333-170598, as amended, of our report dated March 26, 2019, relating to the consolidated financial statements of Ship Finance International Limited and subsidiaries (the “Company”) and the effectiveness of the Company's internal controls over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2018.

/s/ MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York
March 26, 2019